Loan No. 07-0084291

AMENDED AND RESTATED LOAN AGREEMENT
(Portfolio)

BY AND AMONG

GENERAL ELECTRIC CAPITAL CORPORATION,
a Delaware corporation, as Agent and Lender

AND

THE OTHER FINANCIAL INSTITUTIONS
WHO ARE OR HEREAFTER BECOME PARTIES
TO THIS AGREEMENT,

AND

EACH OF THE BORROWER ENTITIES IDENTIFIED IN THE FIRST
PARAGRAPH OF THIS LOAN AGREEMENT

$23,238,842.49 Loan

8 Medical Office Buildings
TABLE OF CONTENTS

List of Exhibits and Schedules

Exhibit A	-	Legal Description of Land
Exhibit B	-	Litigation
Exhibit C	-	Amortization Schedule
Exhibit D	-	Reserved
Exhibit E	-	Interest Holder Agreement
Exhibit F	-	Reserved
Exhibit G	-	Title Insurance Amounts
Exhibit H	-	Square Footage of Project
Exhibit I	-	Reserves Balances

Schedule I	-	Ground Leases and Master Leases
Schedule II	-	Calculation of Net Operating Income
Schedule III	-	Security Documents
Schedule IV	-	General Conditions for Advances
Schedule V	-	Index of Defined Terms

Loan No. 07-0084291

AMENDED AND RESTATED LOAN AGREEMENT
(Portfolio)

This AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”) is made as of May 12, 2011 (the “Effective Date”) by and among GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GECC” and in its capacity as agent for the hereinafter defined Lender, together with its successors and assigns, “Agent”), the financial institutions other than GECC who are or hereafter become parties to this Agreement (together with GECC collectively, or individually, as the context may require, “Lender”) G&E HC REIT II ALICE MOB, LLC, a Delaware limited liability company (“Alice”), G&E HC REIT II CARLSBAD MOB, LLC, a Delaware limited liability company (“Carlsbad”), G&E HC REIT II HOBBS MOB, LLC, a Delaware limited liability company (“Hobbs”), G&E HC REIT II HOPE MOB, LLC, a Delaware limited liability company (“Hope”), G&E HC REIT II LAKE CHARLES MOB, LLC, a Delaware limited liability company (“Lake Charles”), G&E HC REIT II LUFKIN MOB, LLC, a Delaware limited liability company (“Lufkin”), G&E HC REIT II VICTORIA MOB, LLC, a Delaware limited liability company (“Victoria”), and G&E HC REIT II WHARTON MOB, LLC, a Delaware limited liability company (“Wharton”), jointly and severally (collectively and individually, as the context may require, “Borrower”). Each Borrower’s sole member is G&E HC REIT II DIXIE-LOBO MOB PORTFOLIO, LLC, a Delaware limited liability company (“Borrower Sole Member”). This Agreement amends and restates in its entirety, and replaces and supersedes as of the Effective Date with respect to the hereinafter defined Loan and Projects, that certain Loan Agreement executed as of December 29, 2006, by and among Agent, Lender, and certain Affiliates of Seavest, Inc., named therein (collectively, the “Original Borrowers”) (as amended prior to the Effective Date, the “Original Loan Agreement”). The Original Loan Agreement remains in full force and effect as against the Original Borrowers with respect to liabilities and obligations arising thereunder prior to the Effective Date.

RECITALS

A.	Lender and Agent have made a loan to the Original Borrowers pursuant to and in accordance with the Original Loan Agreement and the Loan Documents described and defined therein (collectively, as amended prior to the Effective Date, the “Original Loan Documents”).

B.	In connection with Borrower’s acquisition of certain of the loan collateral described in the Original Loan Documents, Lender and Agent have agreed to modify the terms of the loan made thereunder.

C.	Lender and Agent have agreed, subject to the terms and conditions contained herein and in that certain Assumption and Modification Agreement executed of even date herewith (the “Assumption”), to confirm a loan to Borrower, evidenced by that certain Modified Promissory Note (Portfolio) of even date herewith (together with all amendments thereto and substitutions therefor, the “Note”) in the original principal amount of Twenty-Three Million Two Hundred Thirty-Eight Thousand Eight Hundred Forty-Two and 49/100 Dollars ($23,238,842.49) (the “Loan”). The terms and provisions of the Note are hereby incorporated herein by reference in this Agreement.

D.	Each Borrower is the owner of a leasehold interest in certain land as more particularly described on Exhibits A-1 through A-8 hereto (such parcels of land being referred to, individually or collectively, as the context may require, as the “Property”), including the improvements located thereon (individually or collectively, as the context may require, the “Improvements”). Each Borrower (other than Victoria) is the beneficiary of certain nonexclusive pedestrian and vehicular easements (individually or collectively, as the context may require, the “Easement”) more particularly described in Section 5.2 of the Ground Leases set forth on Schedule I hereto between the landlord entities described on Schedule I (each a “Landlord” and collectively, “Landlords”) as landlord and a Borrower as tenant dated as of the dates set forth on Schedule I, as amended by the Recognition Agreements (as hereinafter defined) (each, as amended, a “Ground Lease” and collectively, the “Ground Leases”). Each Property, together with the Improvements and the Easement located thereon (if applicable) is referred to, individually or collectively, as the context may require, as the “Project”. The Improvements are being operated as medical office buildings in accordance with the Ground Lease, or such other uses by Landlord as may be permitted Landlord under the Master Leases and that do not constitute a default under the Ground Leases; or with Agent’s consent (not to be unreasonably withheld) other permitted uses in accordance with the Ground Leases.

E.	The proceeds of the Loan have been used for the purpose of refinancing and/or constructing the Projects and the other purposes described herein.

F.	Each Borrower’s obligations under the Loan are secured by, among other things, (a) a first priority Leasehold Mortgage/Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (or document of similar title) of even date with the Original Loan Agreement made by such Borrower in favor of Agent and described on Schedule III attached to this Agreement (as modified from time to time, including by the Assumption, each a “Mortgage” and collectively, the “Mortgages”) encumbering solely its respective Project, and (b) an Assignment of Leases and Rents of even date with the Original Loan Agreement made by such Borrower in favor of Agent and described on Schedule III attached to this Agreement (as modified from time to time, including by the Assumption, each an “Assignment of Leases” and collectively, the “Assignments of Leases”) encumbering solely its respective Project. This Agreement, the Note, the Mortgages, the Assignments of Leases, the Environmental Indemnity, the Agreement of Principal, and any other documents evidencing or securing the Loan or executed by Borrower or Principal (as hereinafter defined) or any other person or entity in connection therewith, and any modifications, substitutions, renewals and extensions thereof, are referred to herein collectively as the “Loan Documents.”

G.	An index of defined terms appears on the attached Schedule V.

NOW, THEREFORE, in consideration of the foregoing and the mutual conditions and agreements contained herein, the parties agree as follows:

ARTICLE I
THE LOAN

1.1 Loan Balance. As of the Effective Date, the outstanding principal balance of the Loan Twenty-Three Million Two Hundred Thirty-Eight Thousand Eight Hundred Forty-Two and 49/100 Dollars ($23,238,842.49) (the “Loan Amount”).

1.2 Loan Term.The Loan shall mature on December 28, 2011 (the “Maturity Date”).

1.3 Interest Rate.

1.3.1 Interest Rate. Borrower shall pay interest on the outstanding principal balance of the Loan at a fixed rate per annum equal to six and three hundred forty thousandths percent (6.340%) (the “Interest Rate”).

1.3.2 Interest Calculation. Interest shall be calculated based on a three hundred and sixty (360) day year and charged for the actual number of days elapsed (including the first day and excluding the last). If Borrower fails to pay any installment of interest or principal within five (5) days after the date on which the same is due, Borrower shall pay to Agent a late charge on such past-due amount, as liquidated damages and not as a penalty, equal to the greater of (a) interest at the default rate set forth in the Note on such amount from the date when due until paid, or (b) five percent (5%) of such amount, but not in excess of the maximum amount of interest allowed by applicable law. While any Event of Default exists, the Loan shall bear interest at the default rate set forth in the Note.

1.4 Payments.

1.4.1 Payments at Interest Rate.

Commencing on July 1, 2011, Borrower shall make interest payments monthly in arrears on the first (1st) day of each month, computed on the outstanding principal balance of the Loan at the Interest Rate.

1.4.2 Principal Payments.

Commencing on July 1, 2011, and on the first (1st) day of each month thereafter until the Repayment Date, Borrower shall make a monthly principal amortization payment with respect to the Loan in the applicable amount set forth on Exhibit C attached hereto.

“Repayment Date” means the date upon which the entire then outstanding principal balance of the Loan and all unpaid interest thereon and other sums due and then payable pursuant to the Loan Documents, including, without limitation, the Make-Whole Amount, if any, have been paid in full.

1.5 Intentionally deleted.

1.6 Prepayments of Loan.

During the remaining term of the Loan, Borrower may prepay the outstanding principal balance of the Loan in full but not in part, at any time, provided Borrower gives Agent at least fifteen (15) days prior written notice and pays to Lender the applicable Make-Whole Amount, if any.

1.6.1 If the Loan is accelerated for any reason other than casualty or condemnation, and if the Loan is closed to prepayment, Borrower shall pay the applicable Make-Whole Amount, the fee set forth in Section 1.6.1 above and all other amounts outstanding under the Loan Documents.

1.7 Intentionally Omitted.

1.8 Make-Whole Amount. In the event that Borrower prepays the outstanding principal balance of the Loan prior to the Maturity Date, Borrower shall pay an amount (the “Make-Whole Amount”), never less than zero, equal to, as calculated by Agent, the greater of (i) one percent (1%) of the outstanding principal which then bears interest at a fixed rate (the “Fixed Rate Amount”) being prepaid and (ii) the Yield Maintenance Amount. As used herein, the “Yield Maintenance Amount” shall mean the excess, if any, of (A) the sum of the net present values of each scheduled interest and principal payment of the Fixed Rate Amount, including, but not duplicating, the payment of the balance of the Loan (together with accrued interest thereon) on the Maturity Date, discounted to the date of the prepayment at an interest rate equal to the Replacement Treasury Yield over (B) the Fixed Rate Amount. As used herein, the term “Replacement Treasury Yield” shall mean the rate of interest equal to the then current annualized yield on securities issued by the United States Treasury having a maturity date most closely equivalent to the Maturity Date as published by the Federal Reserve System in its “Statistical Release H.15(519), Selected Interest Rates” under the caption “U.S. Government Securities Treasury Constant Maturities”, on the Friday immediately preceding the week in which the respective prepayment is to be made (or if not published on that day, then on the day preceding such Friday on which it is published). If the remaining term is less than one year, the Replacement Treasury Yield will equal the yield for 1-Year Treasuries. If the remaining term is 1-Year, 2-Year, etc., then the Replacement Treasury Yield will equal the yield for the Treasuries with a maturity equaling the remaining term. If the remaining term is longer than one year but does not equal one of the maturities being quoted, then the Replacement Treasury Yield will equal the yield for Treasuries with a maturity closest to but not exceeding the remaining term. Notwithstanding the foregoing, no Make Whole Amount shall apply if payment is made during the three (3) months prior to the Maturity Date.

1.9 Capital Adequacy; Increased Costs; Illegality.

(a) If Agent determines that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Effective Date, from any central bank or other governmental authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Lender and thereby reducing the rate of return on the Loan made by Lender hereunder as a consequence of its obligations hereunder to a level below that which Lender would have achieved but for such adoption, change or compliance, then Borrower shall from time to time upon fifteen (15) days prior notice from Agent, pay to Lender additional amounts sufficient to compensate Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by Agent to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

(b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), in each case adopted after the Effective Date, there shall be any increase in the cost to Lender of maintaining the Loan (other than an increase in cost solely as a result of income or franchise taxes payable by Lender), then Borrower shall from time to time, upon demand by Agent, pay to Lender additional amounts sufficient to compensate Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower by Agent, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.9(b).

ARTICLE II
SECURITY

2.1 Collateral. The Loan and all other indebtedness and obligations under the Loan Documents shall be secured by the following (collectively, the “Collateral”): (a) the Mortgages, (b) the Assignments of Leases, and (c) any other collateral or security described in this Agreement or in any of the other Loan Documents.

ARTICLE III
CONDITIONS PRECEDENT

Agent’s obligation to close the modification of the Loan contemplated by this Agreement and the Assumption is subject to satisfaction of all of the following conditions:

3.1 Loan Documents. Agent shall have received the following Loan Documents, all in form and substance satisfactory to Agent:

(a) this Agreement;

(b) the Note;

(c) the Mortgages;

(d) the Assignments of Leases;

(e) such Uniform Commercial Code financing statements and/or amendments as Agent may reasonably require;

(f) an Agreement of Principal relating to the Loan (the “Agreement of Principal”) executed as of the Effective Date by Grubb & Ellis Healthcare REIT II, Inc., a Maryland corporation (“Principal”);

(g) a Hazardous Wastes Indemnity Agreement (“Environmental Indemnity”) executed by the Original Borrowers and Richard Segal of even date with the Original Loan Agreement;

(h) Collateral Assignments of Lease Guaranty (as amended by the Assumption) executed by the Original Borrowers, with respect to each of the Guaranties;

(i) Agreements Regarding Ground Lease (as modified by the hereinafter defined Ground Lessor Estoppel Certificates and the Assumption, the “Recognition Agreements”) executed by the Landlords and the Original Borrowers, with respect to each of the Ground Leases;

(j) Subordination, Non-Disturbance and Attornment Agreements (“Master Lease SNDAs”) executed by Agent for the benefit of Lender, Borrower and the Landlords, with respect to each of the Master Leases except Alice and Carlsbad, and with respect to the Victoria Master Lease, executed by Triad Hospitals, Inc. acknowledging its consent to the Collateral Assignment of Lease Guaranty (referred to in subclause (h) above), and with respect to the Hope Master Lease, executed by Triad Hospitals, Inc. and Signature Hospital, LLC acknowledging their consent to the Collateral Assignment of Lease Guaranty (referred to in subclause (h) above), all as amended by the Assumption;

(k) The Assumption; and

(l) Authorization to file UCC-1 financing statements executed by Borrower.

Agent acknowledges that the documents described in clauses (c) – (d) and (g) – (k) were delivered in connection with the closing of the loan under the Original Loan Agreement.

3.2 Intentionally Omitted.

3.3 Appraisal. To the extent required by Agent, Agent shall obtain an appraisal report for each Project, in form and content acceptable to Agent, prepared by an independent MAI appraiser in accordance with the Financial Institutions Reform, Recovery and Enforcement Act (“FIRREA”) and the regulations promulgated pursuant to such act. Borrower may provide to Agent a copy of any FIRREA appraisal prepared for another lender within the past six (6) months. Agent may, in its sole discretion: (a) accept such appraisal; (b) request an update of such appraisal; or (c) retain an MAI appraiser to perform a new appraisal.

3.4 Title Policies and Endorsements. Agent shall have received commitments for title insurance in the amounts equal to the amount allocated to each Project on Exhibit G hereto and issued by First American Title Insurance Company or another title insurance company satisfactory to Agent (“Title Company”). On or before the Effective Date, Agent shall receive, for the benefit of Lender, title insurance policies or signed “marked-up” commitments for title insurance, acceptable to Agent, insuring that the lien of the Mortgages (as modified, including by the Assumption) is a valid first lien on the leasehold estate in the Project, subject only to exceptions to title approved by Agent (each a “Title Policy” and collectively the “Title Policies”). Each Title Policy shall also contain any endorsements required by Agent including without limitation, restrictions, encroachments and minerals, first loss, extended coverage and last dollar, to the extent available in the state where the respective Project is located. Each Title Policy shall show all Leases at such Project as being subordinate to the Mortgage with respect to the respective insured Project.

3.5 Survey. Agent shall have received and approved a survey of each Project, prepared by a registered land surveyor in accordance with the most current American Land Title Association/ American Congress on Surveying and Mapping Standards and certified in favor of Agent, Lender (or in the case of the following projects; Hobbs, Hope, Lake Charles, Victoria, Wharton certified to General Electric Business Asset Funding Corporation or General Electric Business Asset Funding Corporation of Arkansas in lieu of Lender or Agent), Borrower, and the title insurer. The surveyor shall certify that no portion of the Property is in a flood hazard area as identified by the Secretary of Housing and Urban Development. The survey shall, together with a certificate from Borrower or the applicable Landlord as to “no change”, be sufficient for the title insurer to remove the general survey exception.

3.6 Environmental Report. To the extent required by Agent, Agent shall have received a Phase I Environmental audit of each Project. The audit shall (i) be addressed to Agent for the benefit of Lender; (ii) state that Agent and Lender may rely thereon; and (iii) be acceptable to Agent in its sole discretion.

3.7 Leases. All leases for all or any portion of the Project, including without limitation, those certain Master Leases (each a “Master Lease” and collectively, the “Master Leases”) between Borrower as landlord and Landlord as tenant (as applicable to each Project) dated as of the dates set forth on Schedule I and all guaranties, if any, of the leases, but excluding the Ground Leases, (and, as to subleases under the Master Leases, only to the extent Borrower has rights of approval with respect to such subleases and guaranties thereof) (collectively, the “Leases”), shall be in form and substance, with tenants and guarantors, as applicable, reasonably acceptable to Agent. All Leases shall limit the use of the premises which is subject to such Lease to medical office purposes, including only those ancillary office uses permitted under the applicable Ground Lease or with Agent’s consent (not to be unreasonably withheld), and other uses permitted under the applicable Ground Lease; provided, however, it shall not be a default hereunder if the Landlord, as tenant under the Master Lease, uses a Project for other purposes that are permitted under said Master Lease and that do not constitute a default under the Ground Lease. Agent acknowledges that the Master Leases and Leases listed on Schedule I have been approved by Agent.

3.8 Insurance. Borrower shall have provided Agent with and Agent shall have approved copies of certificates evidencing the insurance policies required to be delivered pursuant to the Mortgages or such other evidence of Borrower’s insurance coverage approved by Agent in its reasonable discretion.

3.9 Compliance with Laws. Borrower shall have submitted and Agent shall have approved (a) a final certificate of occupancy and/or letter of completion (or the equivalent) for the Project structure/shell (which materials were provided in connection with the Closing under the Original Loan Agreement), (b) evidence satisfactory to Agent in its reasonable discretion that the Project complies in all material respects with all applicable laws (including, without limitation, all building, zoning, density, land use, ordinances, regulations and planning requirements), covenants, conditions and restrictions, subdivision requirements (including, without limitation, parcel maps), and environmental impact and other environmental requirements.

3.10 Additional Items. Lender shall have received such other items as Lender may reasonably request prior to the Effective Date.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

As an inducement to Lender to permit Borrower to assume the Loan, Borrower hereby represents and warrants as follows, which representations and warranties shall be true as of the date hereof and shall remain true throughout the term of the Loan (except where expressly provided to the contrary in this Agreement):

4.1 Borrower Existence. Each Borrower is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware with its principal place of business at c/o Grubb & Ellis Healthcare REIT II, Inc., 1551 N. Tustin Avenue, Suite 300, Santa Ana, CA 92705. Each Borrower is qualified to do business and in good standing in the state in which its respective Project is located. Each Loan Document to which Borrower is a party has been duly authorized, executed, and delivered by Borrower, and each constitutes the duly authorized, valid, and legally binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to, as to enforcement only, bankruptcy, insolvency, moratorium and other similar laws at the time in effect affecting the enforceability of the rights of creditors generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each of the Agreement of Principal and the Environmental Indemnity given by the Principal has been duly authorized, executed (or, with respect to the Environmental Indemnity, assumed pursuant to the Assumption), and delivered by the Principal and each constitutes the duly authorized, valid, and legally binding obligations of the Principal, enforceable against the Principal in accordance with its terms subject to, as to enforcement only, bankruptcy, insolvency, moratorium and other similar laws at the time in effect affecting the enforceability of the rights of creditors generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.1.1 Borrower Sole Member. Borrower Sole Member is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with its principal place of business at c/o Grubb & Ellis Healthcare REIT II, Inc., 1551 N. Tustin Avenue, Suite 300, Santa Ana, CA 92705. Borrower Sole Member is the sole member of each Borrower, and owns such member interests free and clear of all liens, claims and encumbrances. Borrower Sole Member has full right, power and authority to execute the Loan Documents on behalf of itself and on behalf of each Borrower in its capacity as the sole member of each Borrower. The sole member of Borrower Sole Member is Grubb & Ellis Healthcare REIT II Holdings, LP, a Delaware limited partnership (“REIT II Holdings”), whose general partner is Principal.

4.1.2 REIT II Holdings. REIT II Holdings is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware with its principal place of business at c/o Grubb & Ellis Healthcare REIT II, Inc., 1551 N. Tustin Avenue, Suite 300, Santa Ana, CA 92705. REIT II Holdings has full right, power and authority to execute the Loan Documents on behalf of Borrower Sole Member, in its capacity as sole member of Borrower Sole Member.

4.1.3 Principal. Principal is a corporation duly formed, validly existing, and in good standing under the laws of the State of Maryland with its principal place of business at 1551 N. Tustin Avenue, Suite 300, Santa Ana, CA 92705. Principal has full right, power and authority to execute the Loan Documents on behalf of REIT II Holdings in its capacity as Principal and as the general partner of REIT II Holdings.

4.1.4 Authority. Principal shall remain the general partner of REIT II Holdings and shall, subject to the terms of the REIT II Holdings Partnership Agreement, have indirect authority to make all material business decisions (including a sale or refinance) for Borrower during the term of the Loan.

4.2 Intentionally deleted.

4.3 Borrowers’ Operating Agreements. True and complete copies of the operating agreement governing each Borrower and any and all amendments thereto, (each an “Operating Agreement” and collectively the “Operating Agreements”) have been furnished to Lender. Each Operating Agreement constitutes the entire agreement among the members of the respective Borrower relating to such Borrower and is binding upon and enforceable against each of the members in accordance with its terms. There are no other agreements, oral or written, relating to the ownership or governance of any Borrower. No breach exists under any Operating Agreement and no condition exists that with the giving of notice or the passage of time would constitute a breach under any Operating Agreement.

4.4 Corporate Documents. True and complete copies of the articles of incorporation and by-laws of Principal and all other documents creating Principal (collectively, the “Incorporation Documents”) have been furnished to Lender. There are no other agreements, oral or written, among any of the shareholders of Principal relating to Principal that make any of the representations made in any of the Loan Documents regarding the control and management of Principal untrue or that contradict or cause a default under the terms of any of the Loan Documents. The Incorporation Documents were duly executed and delivered, are in full force and effect, and binding upon and enforceable in accordance with their terms. The Incorporation Documents constitute the entire understanding among the shareholders of Principal. No breach exists under the Incorporation Documents and no act has occurred and no condition exists that with the giving of notice or the passage of time would constitute a breach under the Incorporation Documents.

4.5 Borrower Sole Member Operating Agreement. True and complete copies of the operating agreement governing Borrower Sole Member and any and all amendments thereto (collectively, the “Borrower Sole Member Agreement”) have been furnished to Agent. The Borrower Sole Member Agreement constitutes the entire agreement among the members of Borrower Sole Member relating to Borrower Sole Member and is binding upon and enforceable against each of the members in accordance with its terms. There are no other agreements, oral or written, among any of the members of Borrower Sole Member relating to Borrower Sole Member. No breach exists under the Borrower Sole Member Agreement and no condition exists that with the giving of notice or the passage of time would constitute a breach under the Borrower Sole Member Agreement.

4.6 REIT II Holdings Partnership Agreement. True and complete copies of the partnership agreement governing REIT II Holdings and any and all amendments thereto (collectively, the “REIT II Holdings Partnership Agreement”) have been furnished to Agent. The REIT II Holdings Partnership Agreement constitutes the entire agreement among the partners relating to REIT II Holdings and is binding upon and enforceable against each of the partners in accordance with its terms. There are no other agreements, oral or written, relating to the ownership and governance of REIT II Holdings. No breach exists under the REIT II Holdings Partnership Agreement and no condition exists that with the giving of notice or the passage of time would constitute a breach under the REIT II Holdings Partnership Agreement.

4.7 Intentionally deleted.

4.8 Intentionally deleted.

4.9 Other Agreements. To Borrower’s knowledge after due inquiry, as of the Effective Date Borrower is not in default under any contract, agreement or commitment to which it is a party, and with respect to all matters after the date hereof, Borrower shall cure any such default prior to the expiration of the applicable cure period. The execution, delivery and compliance with the terms and provisions of this Agreement and the Loan Documents (to which it is a party) will not (i) to Borrower’s knowledge, violate any provisions of law or any applicable regulation, order or other decree of any court or governmental entity, or (ii) to Borrower’s knowledge after due inquiry, conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Borrower is bound, including without limitation the Ground Leases and the Master Leases. Borrower has delivered to Agent copies of any agreements (including leases) between Borrower and any Affiliate related in any way to the Project and any other agreements or documents materially affecting the use and operation of the Project, to which Borrower is a party.

4.10 Property. A leasehold interest in the Property and a fee interest in the Improvements is owned by Borrower free and clear of all liens, claims, encumbrances, covenants, conditions and restrictions, security interests and claims of others, other than (i) those security interests granted to Agent pursuant to the Loan Documents and (ii) those other exceptions as have been approved in writing by, or otherwise disclosed in writing to Agent prior to the Closing. To the best of Borrower’s knowledge, the Project is in compliance with all zoning requirements, building codes, subdivision improvement agreements, ground leases, and all covenants, conditions and restrictions of record. The zoning and subdivision approval of the Project and the right and ability to, use or operate the Improvements are not in any way dependent on or related to any real estate other than the Property, except for satisfaction of parking, ingress and egress requirements with respect to certain Projects, which requirements are satisfied through easements over adjoining property owned by the respective Landlord. To the best of Borrower’s knowledge, there are no, nor are there any alleged or asserted, violations of law, regulations, ordinances, codes, permits, licenses, declarations, ground leases, covenants, conditions, or restrictions of record, or other agreements relating to the Project, or any part thereof.

4.11 Property Access. The Property is accessible (via the Easement (where applicable)) to fully improved and dedicated roads accepted for maintenance and public use by the public authority having jurisdiction.

4.12 Utilities. All utility services necessary and sufficient for the use or operation of the Project are available including water, storm, sanitary sewer, gas, electric and telephone facilities.

4.13 Flood Hazards/Wetlands. To Borrower’s knowledge, the Property is not situated in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended, or as a wetlands by any governmental entity having jurisdiction over the Property.

4.14 Taxes/Assessments. The Landlord, as master lessee under the Master Lease, is required to pay real estate or other taxes or assessments on or against the Project or any part thereof. To Borrower’s knowledge, all such real estate taxes relating to the Project which are due and payable have been paid by the Landlord. Copies of the current general real estate tax bills with respect to the Project (and with respect to certain other real property owned by Landlord) have been delivered to Agent. To Borrower’s knowledge, as of the Effective Date, there is no pending or contemplated action pursuant to which any special assessment may be levied against any portion of the Project.

4.15 Eminent Domain. As of the Effective Date, there is no eminent domain or condemnation proceeding pending or, to the best of Borrower’s knowledge threatened, relating to the Project or any part thereof.

4.16 Litigation. As of the Effective Date, except as set forth in Exhibit B, there is no litigation, arbitration or other proceeding or governmental investigation pending or, to the best of Borrower’s knowledge, threatened against or relating to Borrower, Borrower Sole Member, Principal or any of their property, assets, or business, including the Project, which if decided adversely would materially adversely affect the business, affairs, assets or financial condition of Borrower, Borrower Sole Member, Principal, the Project, or the prospects for repayment of the Loan.

4.17 Accuracy. Neither this Agreement nor any document, financial statement, credit information, certificate or statement furnished to Lender by Borrower, Borrower Sole Member or Principal contains any untrue statement of a material fact or omits to state a material fact that would affect Agent’s or Lender’s decision to make the Loan.

4.18 Foreign Ownership. None of Borrower, Borrower Sole Member, or Principal is or will be, and no legal or beneficial interest of a member of Borrower is or will be held, directly or indirectly, by a “foreign corporation”, “foreign partnership”, “foreign trust”, “foreign estate”, “foreign person”, “affiliate” of a “foreign person” or a “United States intermediary” of a “foreign person” within the meaning of IRC Sections 897 and 1445, the Foreign Investments in Real Property Tax Act of 1980, the International Foreign Investment Survey Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, or the regulations promulgated pursuant to such Acts or any amendments to such Acts.

4.19 Solvency. So long as each Borrower complies with that certain Contribution Agreement dated as of the Effective Date, none of Borrower, Borrower Sole Member, or Principal is insolvent and there has been no: (i) assignment made for the benefit of the creditors of any of them; (ii) appointment of a receiver for any of them or for the property of any of them; or (iii) bankruptcy, reorganization, or liquidation proceeding instituted by or against any of them.

4.20 Financial Statement/No Change. Borrower has heretofore delivered to Agent copies of the most current financial statements of Borrower and Principal. Said financial statements were prepared on a basis consistent with that of preceding years, and all of such financial statements present fairly the financial condition of said Person as of the dates in question and the results of operations for the periods indicated. Since the dates of such statements, there has been no material adverse change in the business or financial condition of any such Person. None of Borrower, Borrower Sole Member, or Principal has any material contingent liabilities not provided for or disclosed in said financial statements. There has been no material adverse change since December 31, 2010, in the structure, business operations, credit, prospects or financial condition of Borrower. There has been no material adverse change since December 31, 2010, in the structure, business operations, credit, prospects or financial condition of Principal or the Project.

4.21 Single Asset Entity. Borrower: (i) does not hold, directly or indirectly, any ownership interest (legal or equitable) in any real or personal property other than the interest which it owns in the Project and the proceeds therefrom; (ii) is not a shareholder or partner or member of any other entity; and (iii) does not conduct any business other than the ownership, management and operation of the Project.

4.22 No Broker. No brokerage commission or finder’s fee is owing to any broker or finder arising out of any actions or activity of Borrower in connection with the Loan.

4.23 Employees. Borrower does not have any employees and shall not have any employees until after the Repayment Date.

4.24 Master Leases. True, correct and complete copy of the Master Leases, together with all amendments thereto and guaranties thereof, have been delivered to Agent; and the Master Leases, and all amendments thereto and guarantees thereof are in full force and effect as of the Effective Date.

4.25 Ground Leases.

(a) Borrower has provided Agent with true and complete copies of the Ground Leases, together with all amendments thereto and any other documents in its possession relating to the Ground Leases. The Ground Leases are in full force and effect, and as of the Effective Date, to Borrower’s actual knowledge, no default by Borrower or Landlord has occurred and is continuing under the Ground Leases, nor is there, to Borrower’s actual knowledge as of the Effective Date, any existing condition that with the giving of notice or passage of time, or both, would constitute a default by Borrower or, to Borrower’s actual knowledge based solely on ground lease estoppels obtained by Borrower and delivered to Agent, Landlord under the Ground Leases. The Ground Leases have not been modified or assigned by Borrower, or to Borrower’s actual knowledge, assigned as of the Effective Date, by Landlord, except in connection with the fee mortgages described in Section 3.1(k) above. As of the Effective Date, Borrower enjoys quiet and peaceful possession of the Project, subject to its having leased the property demised under the Ground Leases (and related improvements) to Landlord as lessee under the Master Leases, and to Borrower’s knowledge, there are no defenses for Borrower’s enforcement of its rights under the Ground Leases;

(b) a Memorandum of each Ground Lease has been recorded; each of the Ground Leases permits the interest of the lessee thereunder to be encumbered by the respective Mortgage; and none of the Ground Leases have been amended, except as described in the applicable Recognition Agreement; and

(c) Neither Borrower’s interest under any Ground Lease nor the leasehold estate created thereby (each a “Leasehold Estate”) is, as of the Effective Date, or will be (subject to Borrower’s contest rights pursuant to Section 13 of the Mortgages) at any time on or before the Repayment Date, subject to any liens or encumbrances superior to, or of equal priority with, the Mortgages, other than the lien of taxes and assessments not yet delinquent or the exceptions to title set forth in the Title Policies.

4.26 Lease Guaranties. True, correct and complete copies of: (i) the Lease Guaranties, each executed by Triad Hospitals, Inc. with respect to Landlord’s obligations under the Master Leases for the Hope Project and the Victoria Project and (ii) the Assignment and Assumption of Leases and Contract executed by Signature Hospital, LLC assuming but not releasing Triad Hospitals, Inc. for the Hope Project (each a “Guaranty” and collectively, the “Guaranties”), together with all amendments thereto, have been delivered to Agent, and, to Borrower’s knowledge, are in full force and effect as of the Effective Date.

4.27 Anti-Terrorism and Anti-Money Laundering Compliance.

4.27.1 Compliance with Anti-Terrorism Laws. Borrower represents and warrants to Agent that it is not, and, after making due inquiry, that no Person who owns a controlling interest in or otherwise controls Borrower is, (i) listed on the Specially Designated Nationals and Blocked Persons List (the “SDN List”) maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or on any other similar list (“Other Lists” and, collectively with the SDN List, the “Lists”) maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation (collectively, “OFAC Laws and Regulations”); or (ii) a Person (a “Designated Person”) either (A) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar Executive Orders (collectively, the “Executive Orders”). The OFAC Laws and Regulations and the Executive Orders are collectively referred to in this Amendment as the “Anti-Terrorism Laws”. Borrower represents and warrants that it requires, and it has taken reasonable measures to ensure compliance with the requirement, that no Person who owns any direct interest in Borrower is or shall be listed on any of the Lists or is or shall be a Designated Person. This Section 4.27 shall not apply to any Person to the extent that such Person’s interest in the Borrower is through a U.S. Publicly-Traded Entity. As used in this Agreement, “U.S. Publicly-Traded Entity” means a Person (other than an individual) whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such a Person.

4.27.2 Funds Invested in Borrower. Borrower represents and warrants that it has taken reasonable measures appropriate to the circumstances (and in any event as required by law), with respect to each holder of a direct or indirect interest in any Borrower, to assure that funds invested by such holders in Borrower are derived from legal sources (“Anti-Money Laundering Measures”). The Anti-Money Laundering Measures have been undertaken in accordance with the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq. (“BSA”), and all applicable laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations under 18 U.S.C. §§ 1956 and 1957 (collectively with the BSA, “Anti-Money Laundering Laws”).

4.27.3 No Violation of Anti-Money Laundering Laws. Borrower represents and warrants to Agent, to its actual knowledge after making such due inquiry as is required by law, that neither Borrower nor any holder of a direct or indirect interest in any Borrower (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering under 18 U.S.C. §§ 1956 and 1957, drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the BSA, (ii) has been assessed civil penalties under any Anti-Money Laundering Laws, or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.

4.27.4 Borrower Compliance with Anti-Money Laundering Laws. Borrower represents and warrants to Agent that it has taken reasonable measures appropriate to the circumstances (in any event as required by law), to ensure that Borrower is in compliance with all current and future Anti-Money Laundering Laws and laws, regulations and government guidance for the prevention of terrorism, terrorist financing and drug trafficking.

4.28 No Property Manager. Agent hereby approves the property management agreements between each Borrower and Grubb & Ellis Equity Advisors, Property Management, Inc., a Delaware corporation (“Property Manager”). Borrower will not enter into any agreement with any third party to manage the Project without Agent’s prior written consent (which consent, in the event a Master Lease was to terminate, would not be unreasonably withheld).

ARTICLE V
AFFIRMATIVE COVENANTS

5.1 Inspection. Subject to the rights of tenants under Leases, Agent and its authorized agents may enter upon and perform inspections of the Project at all reasonable times upon reasonable prior notice given orally or in writing to Borrower. Agent, at Borrower’s expense, shall retain one or more independent consultants to periodically inspect the Project and all documents, drawings, plans, and consultants’ reports relating thereto. Borrower shall pay Lender’s reasonable out-of-pocket expenses in connection with such inspections. Provided that no Event of Default shall have occurred, Borrower’s obligation to pay such costs shall be limited to $8,000.00 per year.

5.2 Books and Records/Audits. Borrower shall keep and maintain at all times at Borrower’s address stated below, or such other place as Agent may approve in writing (such approval not to be unreasonably withheld), complete and accurate books of accounts and records adequate to reflect the results of Borrower’s operation of the Project and to provide the financial statements required to be provided to Agent pursuant to Section 5.3 below and, to the extent received by Borrower, copies of all written contracts, correspondence, reports of Agent’s independent consultant, if any, and other documents affecting the Project. Agent and its designated agents shall have the right to inspect and copy any of the foregoing. Additionally, Agent may audit and determine, in Agent’s reasonable discretion, the accuracy of Borrower’s records and computations. The reasonable out-of-pocket costs and expenses of the audit shall be paid by Borrower if the audit discloses a monetary variance in any financial information or computation submitted by Borrower equal to or greater than the greater of: (i) five percent (5%); or (ii) $20,000.00.

5.3 Financial Statements; Balance Sheets. Borrower shall furnish to Agent and— shall cause Borrower Sole Member and Principal to furnish to Agent such unaudited financial statements and other financial information as Agent may from time to time reasonably request (but never more frequently than monthly reporting). All such financial statements shall show all material contingent liabilities and shall accurately and fairly present the results of operations and the financial condition of Borrower at the dates and for the period indicated. Without limitation of the foregoing, Borrower shall furnish to Agent and shall cause Borrower Sole Member and Principal to furnish to Agent the following statements:

5.3.1 Quarterly and Annual Operating Statements. Statements of the operation of the Project (including if requested by Agent a current rent roll excluding any subleases entered into by Landlord as master lessee under the Master Lease, quarterly operating statements, quarterly delinquency reports and a quarterly schedule of delinquency receipts and payments) as of the last day of each calendar quarter, to be delivered within forty-five (45) days after the end of each calendar quarter and certified by Borrower as true, correct, and complete, and yearly statements of the operation of the Project, to be delivered within ninety (90) days after the end of each fiscal year and certified by Borrower as true, correct, and complete. In the event that a default under any Master Lease is continuing, such statements shall be in a form as Agent may reasonably require. At any time and in Agent’s sole discretion after the occurrence of an Event of Default, Agent may require that Borrower and/or Borrower Sole Member and/or Principal furnish any or all of such quarterly statements to Agent on a monthly basis.

5.3.2 Annual Balance Sheets and Financial Statements. Unaudited annual balance sheets and financial statements from Borrower, Borrower Sole Member and Principal (and, to the extent reasonably available to Borrower, Borrower Sole Member or Principal, for the Landlords and guarantor of any Master Lease), within ninety (90) days of the end of each fiscal year which are true and correct in all respects, have been prepared in accordance with sound accounting practices, and fairly present the financial condition(s) of the person(s) referred to therein as of the date(s) indicated. At Agent’s request after the occurrence of an Event of Default, such financial statements shall include, specific information concerning Borrower’s, Borrower Sole Member’s and Principal’s other real estate holdings, including property income and expenses and debt service requirements and occupancy.

5.3.3 Audits. If Borrower fails to furnish or cause to be furnished promptly any report required by this Section 5.3, and such failure continues for ten (10) business days after notice thereof or if Agent reasonably deems such reports to be unacceptable, Agent may elect (in addition to exercising any other right and remedy) to conduct an audit of all books and records of Borrower, Borrower Sole Member and/or Principal which in any way pertain to the Project and to prepare the statement or statements which Borrower failed to procure and deliver. Such audit shall be made and such statement or statements shall be prepared by an independent firm of certified public accountants to be selected by Agent. Borrower shall pay all reasonable, out-of-pocket expenses of the audit and other reasonable services, which expenses shall be immediately due and payable with interest thereon at the default rates contained in the Note.

5.4 Use of Proceeds. Borrower shall use the proceeds of the Loan for proper business purposes. No portion of the proceeds of the Loan shall be used by Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Act of 1933 or the Securities Exchange Act of 1934.

5.5 Notice of Litigation or Default. Borrower shall promptly provide Agent with:

(a) written notice of any litigation, arbitration, or other proceeding or governmental investigation pending or, to Borrower’s, Borrower Sole Member’s or Principal’s knowledge, threatened against or relating to Borrower, Borrower Sole Member, Principal (but with respect to matters affecting only Borrower Sole Member or Principal, only such matters which could reasonably be expected to have a material adverse effect on the financial condition of such Person), the Project (but only to Borrower’s actual knowledge with respect thereto), the Master Leases or the Ground Leases.

(b) A copy of all notices of default and violations of laws, regulations, codes, ordinances and the like received by Borrower, Borrower Sole Member or Principal relating to Borrower, the Collateral or the Project.

(c) A copy of all notices sent by Borrower to, or received by Borrower from, Landlord or any holder of a mortgage or deed of trust on Landlord’s interest in the Project under or with respect to the Ground Leases or the Master Leases or sent or received with respect to a Guaranty.

5.6 Affiliate Transactions. Prior to entering into any agreement with an Affiliate pertaining to the Project, Borrower shall deliver to Agent a copy of such agreement, which shall be satisfactory to Agent in its reasonable discretion (it being understood that if any of the terms in any such agreement are materially more favorable to the Affiliate than would be a “market rate” agreement with a third party, it shall be reasonable for Agent to find the agreement unsatisfactory, although such circumstance is not the only reason Agent may find an agreement with an Affiliate to be unsatisfactory). Agent shall endeavor to approve or reject any such agreement within ten (10) business days after Agent’s receipt of such agreement and Borrower’s request to do so; provided, failure to do so shall not constitute a default under this Agreement. However if Agent does not respond within said ten (10) business day period, Borrower may send Agent a second request to do so, and if said request states at the top of the first page thereof in bold all capital type with a typeface no smaller than that used in this Agreement: THIS CONSTITUTES A SECOND NOTICE AS TO THIS MATTER. IF YOU DO NOT RESPOND WITHIN TEN (10) BUSINESS DAYS AFTER RECEIPT YOU WILL BE DEEMED TO HAVE GRANTED YOUR APPROVAL PURSUANT TO THE LOAN AGREEMENT, and if Agent does not send a notice approving or disapproving the request within ten (10) business days of Agent’s receipt of such second request, then Agent shall be deemed to have granted its approval. If requested by Agent, such agreement shall provide Agent the right to terminate it upon Agent’s (or its designee’s) acquisition of the Project through foreclosure, a deed-in-lieu of foreclosure, UCC sale, or otherwise.

“Affiliate” means with respect to any individual, trust, estate, partnership, limited liability company, corporation or any other incorporated or unincorporated organization (each a “Person”), a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with Borrower, Borrower Sole Member, Principal; any officer, director, member, partner or shareholder of Borrower, Borrower Sole Member or Principal; and any relative of any of the foregoing. The term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

5.7 Advertisement. Borrower agrees to allow Agent (at Agent’s sole cost and expense) to advertise in the various news or financial media that Agent has provided financing to Borrower.

5.8 Compliance With Ground Leases. Borrower agrees that it will observe, honor and comply in all material respects with all of the terms and provisions of the Ground Leases (to be kept therein by Borrower) at the times set forth therein, and Borrower agrees not to take or fail to take any other action that would result in a default under the Ground Leases or (subject to Borrower’s contest rights under Section 13 of the Mortgages) a lien against the interest of Borrower in the Ground Lease without Agent’s prior written consent. Borrower agrees to use all diligent efforts to enforce Borrower’s rights and Landlord’s obligations under the Ground Leases to the end that Borrower may enjoy all of the material rights granted it under the Ground Leases. Borrower will furnish to Agent such information and evidence as Agent may reasonably require concerning Borrower’s performance and compliance with the terms and provisions of the Ground Leases.

5.9 No termination of Easement. Without prior approval from Agent, Borrower shall not terminate or amend any Easement.

5.10 Anti-Terrorism and Anti-Money Laundering Compliance.

5.10.1 Compliance with Anti-Terrorism Laws. Borrower covenants to Agent and Lender that it shall not be, and, after making due inquiry, that no Person who owns a controlling interest in or otherwise controls Borrower shall be, (i) listed on the Lists; or (ii) a Designated Person. Borrower also shall require, and shall take reasonable measures to ensure compliance with the requirement, that no Person who owns any other direct interest in Borrower shall be listed on any of the Lists or is or shall be a Designated Person. This Section 5.10 shall not apply to any Person to the extent that such Person’s interest in Borrower is through a U.S. Publicly-Traded Entity.

5.10.2 Compliance by Interest Holders. Borrower shall require each Person that proposes to become a partner, member or shareholder in Borrower after the date hereof and that is not a U.S. Publicly-Traded Entity to sign, and to deliver to Borrower (and Borrower shall deliver to Lender), (i) an Interest Holder Certification and Agreement, substantially in the form attached as Exhibit E (“Interest Holder Agreement”) and (ii) if requested by Agent, Borrower shall deliver to Agent a schedule of the name, legal domicile address and (for entities) place of organization of each holder of a direct or indirect legal or beneficial interest in Borrower.

5.10.3 Anti-Terrorism Policies. Borrower agrees to adopt and maintain adequate policies, procedures and controls to ensure that it is in compliance with all Anti-Terrorism Laws and related government guidance (such policies, procedures and controls are collectively referred to in this Agreement as the “Borrower Anti-Terrorism Policies”). Borrower further agrees to make the Borrower Anti-Terrorism Policies, and the respective policies, procedures and controls for Persons who are or are to become partners, members or shareholders in Borrower (such policies, procedures and controls are collectively referred to as the “Investor Anti-Terrorism Policies”), together with the information collected thereby concerning Borrower and such partners, members or shareholders (but not information about indirect members that do not have the power to direct the management or policies of Borrower, whether through the ownership of voting stock, agreement or otherwise), available to Agent for review and inspection by Agent from time to time during normal business hours and upon reasonable prior notice, and Borrower agrees to deliver copies of the same to Agent from time to time upon request. Agent and Lender will keep the Borrower Anti-Terrorism Policies and the Investor Anti-Terrorism Policies, and the information collected thereby, confidential subject to customary exceptions for legal process, auditors, regulators, or as otherwise reasonably required by Agent and Lender for enforcement of its rights and/or in connection with reasonable business us in the management, administration and disposition of its assets and investments. Borrower consents to the disclosure to U.S. regulators and law enforcement authorities by or Agent and Lender or any of their affiliates or agents of such information about Borrower and the owners of direct and indirect interests in Borrower that Agent and Lender reasonably deems necessary or appropriate to comply with applicable Anti-Terrorism Laws and Anti-Money Laundering Laws.

5.10.4 Funds Invested in Borrower. Borrower covenants that it will take Anti-Money Laundering Measures in accordance with Anti-Money Laundering Laws with respect to each holder of a direct or indirect interest in any Borrower.

5.10.5 Borrower Compliance with Anti-Money Laundering Laws. Borrower covenants to Agent and Lender that it shall take reasonable measures appropriate to the circumstances (in any event as required by law), to ensure that Borrower is in compliance with all current and future Anti-Money Laundering Laws and laws, regulations and government guidance for the prevention of terrorism, terrorist financing and drug trafficking.

5.10.6 Notification of Agent; Quarantine Steps. Borrower shall immediately notify Agent if Borrower obtains actual knowledge that any holder of a direct or indirect interest in any Borrower, or any director, manager or officer of any of such holder, (i) has been listed on any of the Lists, (ii) has become a Designated Person, (iii) is under investigation by any governmental authority for, or has been charged with or convicted of, money laundering drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the BSA, (iv) has been assessed civil penalties under any Anti-Money Laundering Laws, or (v) has had funds seized or forfeited in an action under any Anti-Money Laundering Laws.

5.11 Cooperation. Borrower acknowledges that Lender and its successors and assigns may (a) sell, transfer or assign this Agreement, the Note and the other Loan Documents to one or more investors as a whole loan, in a rated or unrated public offering or private placement, (b) participate the Loan to one or more investors in a rated or unrated public offering or private placement, (c) deposit the Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets in a rated or unrated public offering or private placement, or (d) otherwise sell the Loan or interest therein to investors in a rated or unrated public offering or private placement (the transactions referred to in clauses (a) through (d) are hereinafter referred to as “Secondary Market Transactions”). Borrower shall, at Lender’s expense, cooperate in good faith with Agent and Lender in effecting any such Secondary Market Transaction and shall cooperate in good faith to implement all requirements reasonably imposed by the participants involved in any Secondary Market Transaction (including without limitation, an institutional purchaser, participant or investor) including, without limitation, all structural or other changes to the Loan, modifications to any documents evidencing or securing the Loan, delivery of opinions of counsel reasonably acceptable to such other purchasers, participants or investors may reasonably require; provide, however, that Borrower shall not be required to modify any documents evidencing or securing the Loan which would (i) modify the interest rates payable under the Note, (ii) modify the stated maturity of the Note, (iii) modify the amortization of principal of the Note, (iv) modify or conflict with any other material terms or covenants of the Loan, (v) conflict with any Ground Lease or Master Lease, (vi) increase Borrower’s liability or obligations under the Loan Documents or (vii) decrease Agent’s and Lender’s obligations hereunder. Borrower shall provide such information and documents relating to Borrower, Principal, any Affiliate of Borrower and/or the Project. Borrower acknowledges that certain information regarding the Loan and Borrower’s Affiliates and the Project may be included in a private placement memorandum, prospectus or other disclosure documents.

5.12 Legal Existence; Name, Etc. Borrower and Borrower Sole Member shall preserve and keep in full force and effect its existence as a Single Purpose Entity (provided, the parties acknowledge that Borrower Sole Member is the sole member of each Borrower, as set forth above), entity status, franchises, rights and privileges under the laws of the state of its formation, and all qualifications, licenses and permits applicable to the ownership, use and operation of the Project. Neither any Borrower nor Borrower Sole Member shall wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets, or acquire all or substantially all of the assets of the business of any Person, or permit any subsidiary or Affiliate of Borrower to do so. Borrower shall not amend or terminate or permit the amendment or termination of Borrower’s partnership agreement, membership agreement or articles of incorporation without Agent’s prior written consent, such consent not to be unreasonably withheld. Borrower and Borrower Sole Member shall conduct business only in its own name and Borrower shall not change its name, identity, or organizational structure, the location of its chief executive office or principal place of business or its state of organization unless Borrower (a) shall have obtained Agent’s prior written consent to such change, and (b) shall have taken all actions necessary or requested by Agent to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents. Borrower and Borrower Sole Member shall maintain its separateness as an entity, including maintaining separate books, records, and accounts and observing corporate and partnership formalities independent of any other entity, shall pay its obligations with its own funds and shall not commingle funds or assets with those of any other Borrower or entity. “Single Purpose Entity” means a Person (other than an individual, a government, or any agency or political subdivision thereof), which exists solely for the purpose of owning and operating the Project, conducts business only in its own name, does not engage in any business or have any assets unrelated to the Project, does not have any debt other than as permitted by this Agreement, has its own separate books, records, and accounts (with no commingling of assets), holds itself out as being a Person separate and apart from any other Person, and observes corporate, partnership or limited liability company, as the case may be, formalities independent of any other Person, and which otherwise constitutes a single purpose, bankruptcy remote entity as determined by Agent. Without limiting the foregoing, a Single Purpose Entity (i) does not hold, directly or indirectly, any ownership interest (legal or equitable) in any real or personal property other than the interest which it owns in the Project and (ii) is not a shareholder or partner or member of any other entity.

5.13 Insurance Impounds. Borrower shall deposit with Agent, monthly, a sum of money (the “Insurance Impound”) equal to one-twelfth (1/12th) of the annual charges for insurance premiums relating to the insurance coverages required by this Agreement. As of the Effective Date, the balance currently held by Agent with respect to the Insurance Impound is $0. On or before the Effective Date, Borrower shall deposit with Agent a sum of money that together with the monthly installments will be sufficient to make each of such payments thirty (30) days prior to the date any delinquency or penalty becomes due with respect to such payments and maintain a reserve equal to approximately 1/12 of the annual charges in Agent’s sole but reasonable estimation. Deposits shall be made on the basis of Agent’s estimate from time to time of the charges for the current year. All funds so deposited shall be held by Agent. These sums may be commingled with the general funds of Agent, and shall not be deemed to be held in trust for the benefit of Borrower. So long as no Event of Default exists hereunder, Agent shall credit for Borrower’s account interest on such funds held by Agent from time to time at the money market account rate announced from time to time by the Northern Trust Company or any other national banking association selected by Agent in its sole discretion (the “Money Market Rate”). All interest paid on such funds shall be deemed to be a part of the Insurance Impound and shall be applied in accordance with this Section 5.13. Borrower hereby grants to Agent for the benefit of Lender and Agent a security interest in all funds so deposited with Agent for the purpose of securing the Loan. While an Event of Default exists, the funds deposited may be applied in payment of the charges for which such funds have been deposited, or to the payment of the Loan or any other charges affecting the security of Agent, as Agent may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Agent. Borrower shall furnish Agent with bills for the charges for which such deposits are required at least thirty (30) days prior to the date on which the charges first become payable. If at any time the amount on deposit with Agent, together with amounts to be deposited by Borrower before such charges are payable, is insufficient to pay such charges and maintain a reserve equal to approximately 1/12 of the annual charges in Agent’s sole but reasonable estimation, Borrower shall deposit any deficiency with Agent immediately upon demand. Agent shall pay such charges when the amount on deposit with Agent is sufficient to pay such charges and maintain such reserve and Agent has received a bill for such charges. Notwithstanding the foregoing to the contrary, so long as any Master Lease requires the tenant under such Master Lease to pay insurance premiums for the applicable Project directly to the insurance provider, this Section 5.13 shall not apply with respect to such Project, provided that Borrower delivers to Lender during each calendar quarter insurance binders reflecting that all insurance to be maintained under the terms of this Agreement is valid and effective.

5.14 Real Estate Tax Impounds. Borrower shall deposit with Agent, monthly, a sum of money (the “Tax Impound”) equal to one-twelfth (1/12th) of the annual charges for real estate taxes, assessments, franchise taxes and changes, impositions and other charges and obligations relating to the Project (collectively, the “Taxes”). As of the Effective Date, the balance currently held by Agent with respect to the Tax Impound is $0. On or before the Effective Date, Borrower shall deposit with Agent a sum of money that together with the monthly installments will be sufficient to make each of such payments thirty (30) days prior to the date any delinquency or penalty becomes due with respect to such payments and maintain a reserve equal to approximately 1/12 of the annual taxes, assessments and charges in Agent’s sole but reasonable estimation. Deposits shall be made on the basis of Agent’s estimate from time to time of the charges for the current year (after giving effect to any reassessment or, at Agent’s election, on the basis of the charges for the prior year, with adjustments when the charges are fixed for the then current year). All funds so deposited shall be held by Agent. These sums may be commingled with Agent’s general funds and shall not be deemed to be held in trust for the benefit of Borrower. So long as no Event of Default exists hereunder, Agent shall credit for Borrower’s account interest on such funds held by Agent from time to time at the Money Market Rate. All interest paid on such funds shall be deemed to be a part of the Tax Impound and shall be applied in accordance with this Section 5.14. Borrower hereby grants to Agent for the benefit of Lender and Agent a security interest in all funds so deposited with Agent for the purpose of securing the Loan. While an Event of Default exists, the funds deposited may be applied in payment of the charges for which such funds have been deposited, or to the payment of the Loan or any other charges affecting the security of Agent, as Agent may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Agent. Borrower shall furnish Agent with bills for the charges for which such deposits are required at least thirty (30) days prior to the date on which the charges first become payable. If at any time the amount on deposit with Agent, together with amounts to be deposited by Borrower before such charges are payable, is insufficient to pay such charges and maintain a reserve equal to approximately 1/12 of the annual taxes, assessments and charges in Agent’s sole but reasonable estimation, Borrower shall deposit any deficiency with Agent immediately upon demand. Agent shall pay such charges when the amount on deposit with Agent is sufficient to pay such charges and maintain such reserve and Agent has received a bill for such charges. The obligation of Borrower to pay the Taxes, as set forth in the Loan Documents, is not affected or modified by the provision of this paragraph. Notwithstanding the foregoing to the contrary, so long as any Master Lease requires the tenant under such Master Lease to pay the Taxes for the applicable Project directly to the taxing authority, this Section 5.14 shall not apply with respect to such Project, provided that Borrower delivers to Lender during each calendar quarter evidence that all Taxes for the applicable Project have been timely paid.

5.15 Replacement Reserves.

5.15.1 Deposits. At the time of and in addition to the monthly installment of interest, and if applicable, principal due under the Note and this Loan Agreement, Borrower shall pay to Agent an amount equal to (i) the product of Twenty Five Cents ($0.25) multiplied by the number of rentable square feet of space in the Project (ii) divided by 12 (the “Replacement Deposit”). As of the Effective Date, the balance currently held by Agent with respect to the Replacement Deposit is $173,169.65, with the amount attributable to each individual Project as set forth in Exhibit I attached to and made a part of this Agreement. Provided no Event of Default hereunder or under any of the other Loan Documents exists, Agent shall credit for Borrower’s account interest on the sum of the Replacement Deposit held by Agent from time to time, which interest shall accrue monthly at the Money Market Rate. The undisbursed amount of the Replacement Deposit and any interest earned thereon is hereinafter referred to as the “Replacement Reserve”. Borrower hereby grants to Agent for the benefit of Lender and Agent a security interest in the Replacement Reserve for the purpose of securing the Loan. On the Maturity Date, the monies then remaining on deposit with Agent shall, at Agent’s option, be applied against the Indebtedness or, if no Event of Default then is continuing, returned to Borrower. The Replacement Reserve may be commingled with the general funds of the Agent, and these sums shall not be deemed to be held in trust for the benefit of Borrower.

5.15.2 Disbursements. So long as no Event of Default hereunder or under any of the other Loan Documents exists, Borrower may request, from time to time, Agent to disburse funds from the Replacement Reserve (which request will include a reasonably detailed description of the capital expenditures at the Project which Borrower intend to pay for with such funds), which request shall not be unreasonably denied by Agent. If requested by Agent, each disbursement request will be accompanied by copies of invoices, lien waivers and other evidence as to the work and payment therefor reasonably required by Agent. Disbursements of the Replacement Reserve shall be subject to the general conditions for advances described in Schedule IV hereto. If an Event of Default occurs, Agent shall have the right to apply all or any portion of the Replacement Reserve to the obligations evidenced by the Loan Documents in such order as Agent in its sole discretion determines.

5.16 Occupancy Covenants. At all times from and after the Effective Date, as measured at the end of each calendar quarter, the percentage, as determined by Agent in its reasonable discretion, calculated by dividing (i) the aggregate space (measured in rentable square feet) in the Improvements that is occupied subject to a current lease or occupancy agreement (other than the Master Leases) by (ii) the aggregate space (measured in rentable square feet) in all of the Improvements, shall be equal to or greater than eighty-two percent (82%) (the “Occupancy Covenant”). If, in Agent’s reasonable discretion, Agent determines that the Occupancy Covenant is not met as of the end of any calendar quarter after the Effective Date, such failure shall not constitute a breach, default or Event of Default hereunder, but upon written notice and demand from Agent, Borrower shall deposit with Lender, as cash collateral for the Loan and all amounts payable under the Loan Documents, monthly payments of $20,262.61 (each an “Occupancy Covenant Deposit”), payable on the first (1st) day of each month until the Occupancy Covenant is satisfied as of the end of a subsequent calendar quarter. All funds so deposited shall be held by Agent. These sums may be commingled with Agent’s general funds and shall not be deemed to be held in trust for the benefit of Borrower. So long as no Event of Default exists hereunder, Agent shall credit for Borrower’s account interest on such funds held by Agent from time to time at the Money Market Rate. All interest paid on such funds shall be deemed to be a part of the Occupancy Covenant Deposit and shall be applied in accordance with this Section 5.16. Borrower hereby grants to Agent for the benefit of Lender and Agent a security interest in all funds so deposited with Agent for the purpose of securing the Loan. While an Event of Default exists, the funds deposited may be applied in payment of the charges for which such funds have been deposited, or to the payment of the Loan or any other charges affecting the security of Agent, as Agent may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Agent.

5.17 Right of First Refusal. So long as the Loan is outstanding, if Borrower or any Affiliate of Borrower obtains a signed term sheet or loan application from another source of financing relating to financing for any of the Projects (each a “Financing Term Sheet”), Borrower shall provide Agent with a copy of all Financing Term Sheets and Lender shall have a right of first refusal to provide any such financing on the terms described in the applicable Financing Term Sheet. In the event that Lender fails, within five (5) business days after Borrower’s delivery of any such Financing Term Sheet, to issue its own term sheet to Borrower (or the applicable Affiliate(s)) upon terms as good or better for Borrower (in the reasonable discretion of Borrower) than those offered in the Financing Term Sheet(s) submitted to Lender, then Lender shall be deemed to have waived its right of first refusal with respect to such Financing Term Sheet and, subject to the terms of the Loan Documents, Borrower (or the applicable Affiliate(s)) may proceed with the transactions contemplated by such Financing Term Sheet.

ARTICLE VI
NEGATIVE COVENANTS

6.1 No Amendments. Except as otherwise expressly provided herein, Borrower shall not without Lender’s consent (which consent shall not be unreasonably withheld) amend, modify or terminate, or permit the amendment, modification or termination of:

(a) the Operating Agreements, the Incorporation Documents, or the Borrower Sole Member Agreement; or

(b) any Ground Lease; or

(c) any Master Lease; or

(d) any Guaranty.

6.2 No Additional Indebtedness. Borrower shall not, without Agent’s prior written consent, incur additional indebtedness, except for trade payables in the ordinary course of business. Other than with respect to this Loan, Borrower Sole Member shall not be a party, directly or indirectly, in any loan transactions, whether as borrower, principal, guarantor, general partner of any borrower, principal or guarantor or otherwise.

6.3 No Commingling Funds. Borrower shall not commingle the funds related to the Project with funds from any other property.

6.4 Lienable Work. No excavation, construction, earth work, site work or any other mechanic’s lienable work (other than Tenant Improvements for subtenants claiming by or under a Landlord) shall be done to or for the benefit of the Project by, with the consent of or at the direction of Borrower, without Agent’s approval (such approval not to be unreasonably withheld), except for normal repair and maintenance in the ordinary course of business.

6.5 Conversion. Borrower shall not, and shall not permit, the Project or any portion thereof after the Effective Date to be converted or take any preliminary actions which could lead to a conversion to condominium or cooperative form or ownership.

6.6 Use of Property. Unless required by applicable law, Borrower shall not, to the extent within its control under the applicable Ground Leases and Master Leases permit any material changes in the use of any part of any Project from the use existing at the time the respective Mortgage is executed. Borrower shall not initiate or acquiesce in a change in the plat of subdivision, or zoning classification of the Project or any part thereof without Agent’s prior written consent which consent shall not be unreasonably withheld provided the value of the Project and Agent’s lien will not be impaired thereby.

6.7 Leases. Except as provided in Section 6.1(a) above, Borrower shall not without Agent’s prior written consent (which consent shall not be unreasonably withheld) enter into, amend or modify any Lease or other rental or occupancy agreement or concession agreement with respect to the Project. Upon Borrower’s preparation (if any) of a form Lease with respect to the Project, Borrower shall submit for Agent’s approval the form Lease Borrower proposes to use at the Project, such approval not to be unreasonably withheld.

6.8 Ground Leases. Borrower shall not, without Agent’s prior written consent subordinate any interest of Borrower in the Ground Leases to any lien, or take or knowingly fail to take any action that, subject to Borrower’s contest rights under Section 13 of the Mortgages, would result in a lien against Borrower’s interest in the Ground Lease or the Project other than taxes and assessments not yet delinquent.

ARTICLE VII
EVENTS OF DEFAULT; ACCELERATION OF INDEBTEDNESS; REMEDIES

7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Agreement:

(a) Failure of Borrower to pay, within five (5) days after Agent delivers to Borrower notice of nonpayment, any of the payment obligations of Borrower to Lender or Agent (“Indebtedness”), including any payment due under the Note or this Agreement; or

(b) Failure of Borrower to strictly comply with the provisions of Section 4.21 (single asset entity); 5.1 (inspection), or 6.8 (Ground Leases) of this Agreement; or

(c) Breach of any covenant, representation or warranty other than as set forth in subsections (a) and (b) above that is not cured within thirty (30) days after notice; provided, however, if such breach cannot by its nature be cured within thirty (30) days, and Borrower diligently pursues the curing thereof (and then in all events cures such failure within ninety (90) days after the original notice thereof), Borrower shall not be in default hereunder; or

(d) A petition under any Chapter of Title 11 of the United States Code or any similar law or regulation is filed by or against Landlord, Borrower or Principal (and in the case of an involuntary petition in bankruptcy, such petition is not discharged within ninety (90) days of its filing), or a custodian, receiver or trustee for any of the Project is appointed, or Landlord, Borrower or Principal makes an assignment for the benefit of creditors, or any of them are adjudged insolvent by any state or federal court of competent jurisdiction, or any of them admit their insolvency or inability to pay their debts as they become due or an attachment or execution is levied against any of the Project; or

(e) The occurrence of a default and the expiration of any cure period applicable thereto under any of the other Loan Documents; or

(f) Borrower shall default in the payment of any indebtedness (other than the Indebtedness) and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same, and the amount due is in excess of Fifteen Thousand and No/100 Dollars ($15,000) and Borrower is not then, or within fifteen (15) days thereafter, contesting such alleged default by appropriate legal proceedings; or

(g) Any material statement, report or certificate made or delivered to Agent by Borrower, Borrower Sole Member, or Principal is not materially true and complete when made; or

(h) Breach of any representation contained in subsection 4.1.4 (Authority) hereof; or

(i) There shall occur a material adverse change in the financial condition of Borrower or Principal; or

(j) The termination (except in accordance with the terms of the Master Lease) or rejection of any Master Lease; or

(k) The occurrence of a default and the expiration of any cure period applicable thereto under any Master Lease; or

(l) The occurrence of a default by Borrower which is not cured (or which is not waived in writing by Landlord) prior to the expiration of any cure period applicable thereto under any Ground Lease.

7.2 Acceleration; Remedies. Upon the occurrence of an Event of Default at the option of Agent, the Indebtedness shall become immediately due and payable without notice to Borrower and Agent shall be entitled to all of the rights and remedies provided in the Loan Documents or at law or in equity. Each remedy provided in the Loan Documents is distinct and cumulative to all other rights or remedies under the Loan Documents or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.         .

ARTICLE VIII
INTENTIONALLY DELETED

ARTICLE IX
INTENTIONALLY DELETED

ARTICLE X
INTENTIONALLY DELETED

ARTICLE XI
MISCELLANEOUS

11.1 Expenditures and Expenses. Borrower shall promptly pay all reasonable Costs (defined below) incurred by Agent and Lender in connection with the documentation, closing, modification, responding to requests for disbursements or consents, making disbursements, workout, collection or enforcement of the Loan or any of the Loan Documents (as applicable) and all such Costs shall be included as additional Indebtedness bearing interest at the Interest Rate (or, if such Costs are past due, at the default rate set forth in the Note) until paid. For the purposes hereof “Costs” means all expenditures and expenses which may be paid or incurred by or on behalf of Agent and Lender including repair costs, payments to remove or protect against liens, reasonable attorneys’ fees (including fees of Agent’s inside counsel), receivers’ fees, engineers’ fees, accountants’ fees, independent consultants’ fees (including environmental consultants), all costs and expenses incurred in connection with any of the foregoing, Agent’s and Lender’s out-of-pocket costs and expenses related to any audit or inspection of the Property, outlays for documentary and expert evidence, stenographers’ charges, stamp taxes, publication costs, and costs (which may be estimates as to items to be expended after entry of an order or judgment) for procuring all such abstracts of title, surveys, title and UCC searches, and examination, title insurance policies and similar data and assurances with respect to title as Agent and Lender may deem reasonably necessary either to prosecute any action or to evidence to bidders at any foreclosure sale of the Project the true condition of the title to, or the value of, the Project.

11.2 Disclosure of Information. Agent and Lender shall have the right (but shall be under no obligation) to make available to any party for the purpose of granting participations in or selling, transferring, assigning or conveying all or any part of the Loan (including any governmental agency or authority and any prospective bidder at any foreclosure sale of the Project) any and all information which Agent and Lender may have with respect to the Project and Borrower, Borrower Sole Member, or Principal whether provided by Borrower, Borrower Sole Member, Principal or any third party or obtained as a result of any environmental assessments (provided the same are instructed to and agree to be bound by the terms of Section 11.15 below). Provided such party is instructed to and agrees to be bound by the terms of Section 11.15 below, Borrower, Borrower Sole Member, and Principal agree that Agent and Lender shall have no liability whatsoever as a result of delivering any such information to any such third party, and Borrower, Borrower Sole Member and Principal, on behalf of themselves and their successors and assigns, hereby release and discharge Agent and Lender from any and all liability, claims, damages, or causes of action, arising out of, connected with or incidental to the delivery of any such information to any such third party.

11.3 Sale of Loan. Agent and Lender, at any time and without the consent of Borrower, Borrower Sole Member, or Principal, may grant participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loan, this Agreement and the other Loan Documents, any guaranties given in connection with the Loan and any collateral given to secure the Loan; provided, however, that until notice of such grant, sale, transfer, assignment or conveyance is provided to Borrower in accordance with the terms and conditions of this Agreement, all payments made by Borrower to General Electric Capital Corporation in accordance with the terms of this Agreement shall continue to be applied to the indebtedness and obligations due under the Loan Documents, in accordance with the terms of the Loan Documents.

11.4 Forbearance by Lender Not a Waiver. Any forbearance by Agent or Lender in exercising any right or remedy under any of the Loan Documents, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. Agent’s acceptance of payment of any sum secured by any of the Loan Documents after the due date of such payment shall not be a waiver of Agent’s or Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Agent or Lender shall not be a waiver of Agent’s or Lender’s right to accelerate, to the extent permitted under the Loan Documents, the maturity of the Loan, nor shall Agent’s or Lender’s receipt of any awards, proceeds, or damages under Section 5 of the Mortgages operate to cure or waive Borrower’s, Borrower Sole Member’s, or Principal’s default in payment of sums secured by any of the Loan Documents. With respect to all Loan Documents, only waivers made in writing by Agent or Lender shall be effective against Agent or Lender, respectively.

11.5 APPLICABLE LAW; SEVERABILITY. THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect or impair the validity, legality or enforceability of the remainder of this Agreement, and to this end, the provisions of this Agreement are declared to be severable.

11.6 Relationship; Indemnity. Borrower shall indemnify, protect, hold harmless and defend Agent and Lender, their successors, assigns, shareholders, directors, officers, employees, and agents from and against any and all loss, damage, reasonable cost, reasonable expense (including reasonable attorneys’ fees), and claims arising out of or in connection with (a) the Project, (b) the Collateral, (c) any act or omission of Borrower, Borrower Sole Member, Principal, or their respective employees or agents, whether actual or alleged, and (d) any and all brokers’ commissions or other costs of similar type by any party in connection with the Loan, in each case except to the extent arising from the indemnitee’s gross negligence or willful misconduct (or in the case of clause (d), arising from the act of the indemnitee). Upon written request by an indemnitee, Borrower will undertake, at its own costs and expense, on behalf of such indemnitee, using counsel reasonably satisfactory to the indemnitee, the defense of any legal action or proceeding whether or not such indemnitee shall be a party, provided that such indemnitee in such case is entitled to be indemnified pursuant to the prior provisions of this Section. At Agent’s or Lender’s option, Agent or Lender may, at Borrower’s reasonable expense, prosecute or defend any action involving the priority, validity or enforceability of any of the Loan Documents. In the event that, in Agent’s or Lender’s reasonable discretion, Agent or Lender elects to settle any legal action or proceeding, which would give rise to an obligation of Borrower to indemnify Agent or Lender, Agent or Lender shall notify Borrower in writing of the proposed settlement amount and Borrower shall have five (5) days following Agent’s or Lender’s notice to notify Agent or Lender in writing of Borrower’s consent to such a settlement, which consent shall not be unreasonably withheld. In the event that Borrower does not so notify Agent or Lender of Borrower’s consent to such a settlement, Agent or Lender shall have a right to proceed with such a settlement unless, within said five (5)-day period, as to a civil matter not affecting any regulatory matters or the possibility of any criminal prosecution or fine, Borrower causes Agent or Lender to be provided with an indemnity agreement in form and substance satisfactory to Agent or Lender in Agent’s or Lender’s sole discretion from a person or entity satisfactory to Agent or Lender in Agent’s or Lender’s sole discretion, which agreement shall indemnify Agent or Lender for any difference between the proposed settlement amount and the sum of (i) the actual amount ultimately paid by Agent or Lender in respect of such legal action or proceedings plus (ii) all costs and expenses incurred by Agent or Lender in connection with such legal action or proceeding, from and after the date the proposed settlement is declined, including without limitation, reasonable legal fees and expenses and court costs.

11.7 Notice. Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, or sent via facsimile or by overnight courier or U.S. Mail and shall be deemed given:

(a) if served in person, when served; (b) if sent via facsimile, on the date of transmission if before 3:00 p.m. (Chicago time) on a business day; provided that a hard copy of such notice is also sent pursuant to (c) or (d) below; (c) if by overnight courier, on the first business day after delivery to the courier; or (d) if by U.S. Mail, certified or registered mail, return receipt requested on the fourth (4th) business day after deposit in the mail postage prepaid.

Notices to Borrower:	[Each respective Borrower] c/o Grubb & Ellis Healthcare REIT II, Inc. 1551 N. Tustin Avenue, Suite 300 Santa Ana, California 92705 Attn: Danny Prosky Facsimile: (714) 975-2199
With a copy to:	Gregory Kaplan, PLC 7 East Second Street Richmond, Virginia 23224 Attn: Joseph J. McQuade Facsimile: (804) 916-9127
Notices to Agent:	General Electric Capital Corporation Loan No. 70084291 500 West Monroe Street Chicago, Illinois 60661 Attn: Managing Director, HFS Real Estate Portfolio Management Group Facsimile: (866) 207-0498
With a copy to:	General Electric Capital Corporation Loan No. 70084291 500 West Monroe Street Chicago, Illinois 60661 Attention: Brad Haber, Managing Director Facsimile: (866) 774-3360
And with a copy to:	General Electric Capital Corporation Loan No. 70084291 5804 Trailridge Drive Austin, Texas 78731 Attn: Diana Pennington, Chief Counsel – HFS Real Estate Facsimile: (866) 221-0433

11.8 Successors and Assigns Bound; Joint and Several Liability; Agents; and Captions. The covenants and agreements contained in the Loan Documents shall bind, and the rights thereunder shall inure to, the respective successors and assigns of Agent, Lender, Borrower, Borrower Sole Member and Principal, as applicable, subject to the provisions of this Agreement. In exercising any rights under the Loan Documents or taking any actions provided for therein, Agent or Lender may act through their respective employees, agents or independent contractors as authorized by Lender. The captions and headings of the paragraphs and sections of this Agreement are for convenience only and are not to be used to interpret or define the provisions hereof.

11.9 Terms and Usage. As used in the Loan Documents “business day” means any day, other than a Saturday or a Sunday, when banks in Chicago, Illinois are not required or authorized to be closed.

11.10 Time of Essence. Time is of the essence of this Agreement and the other Loan Documents and the performance of each of the covenants and agreements contained herein and therein.

11.11 CONSENT TO JURISDICTION. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

11.12 WAIVER OF JURY TRIAL. BORROWER, AGENT AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWER, AGENT AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, AGENT AND LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

11.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and together shall constitute one and the same instrument.

11.14 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement among the parties hereto and supercede all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

11.15 Confidentiality. Agent and Lender agrees that it will take all reasonable steps to keep confidential any proprietary information given to it by Borrower, including, without limitation, business plans and customer lists; provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain, (ii) is required to be disclosed by law, (iii) is disclosed to Agent’s or Lender’s auditors, attorneys, or agents (provided the same are instructed to and agree to be bound by the terms of this Section 11.15), (iv) in Agent’s or Lender’s reasonable judgment is customarily furnished to any Lender or to any purchaser or prospective purchaser of participations or other interests in a loan (provided the same are instructed to and agree to be bound by the terms of this Section 11.15), or (v) necessarily must be disclosed by Agent or Lender for Agent or Lender to enforce its rights and remedies during the existence of an Event of Default. Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated by this Agreement and the other Loan Documents (the “Transaction”), shall not apply to the federal tax structure or federal tax treatment of the Transaction, and each party hereto (and any employee, representative, agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the federal tax structure and federal tax treatment of the Transaction. The preceding sentence is intended to cause the Transaction to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the federal tax structure of the Transaction or any federal tax matter or federal tax idea related to the Transaction.

11.16 Existence of an Event of Default. The phrase “Event of Default exists” as used in this Agreement and in the other Loan Documents means an Event of Default has occurred, is continuing and has not been cured.

11.17 Third Party Beneficiaries. Except to the extent it is a party to a Loan Document, no guarantor of any Master Lease and no Landlord is a third party beneficiary of the Loan Documents.

ARTICLE XII
THE AGENT

12.1 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Agent (which term as used in this sentence and in Section 12.5 the first sentence of Section 12.6 hereof shall include reference to its affiliates and its own and its affiliates’ officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by Borrower, or any other Person to perform any of their obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

12.2 Reliance by Agent. Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, facsimile transmission, telex, electronic mail, or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent in good faith. As to any matters not expressly provided for by this Agreement or any other Loan Document, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with the instructions given by all of the Lenders, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

12.3 Defaults. Agent shall not be deemed to have knowledge or notice of the occurrence of a default or Event of Default unless Agent has received written notice from a Lender or Borrower specifying such default and stating that such notice is a “Notice of Default”. In the event that Agent receives such a notice of the occurrence of a default or Event of Default. Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 12.7 hereof) take such action with respect to such default or Event of Default as shall be directed by all Lenders.

12.4 Rights as a Lender. With respect to the Loan made by it, Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent and its affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrower or any of their Affiliates as if it were not acting as Agent, and Agent and its affiliates may accept fees and other consideration from Borrower or such Affiliate for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

12.5 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower, but without limiting the obligations of Borrower under the Loan Documents) ratably in accordance with their respective interests in the Loan, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or in connection with the Loan (including, without limitation, the costs and expenses that Borrower is obligated to pay under the Loan Documents, but excluding, unless an Event of Default exists, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

12.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees and acknowledges that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any of the other Loan Documents or to inspect the properties or books of Borrower or any of its Affiliates. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Borrower or any of its Affiliates that may come into the possession of Agent or any of its affiliates.

12.7 Failure to Act. Except for action expressly required of Agent hereunder and under the other Loan Documents, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

12.8 Resignation of Agent. Subject to the appointment and acceptance of successor Agent as provided below, Agent may resign upon giving notice thereof to the Lenders; provided, however, that such resignation shall not be effective until such time as the successor Agent is in place and shall deliver written notice of such appointment to Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within 30 days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders appoint a successor Agent, that shall be a sophisticated financial institution. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused the same to be executed by their duly authorized representatives as of the date first above written.

[Remainder of page intentionally left blank; signature pages follow]

ALICE SIGNATURE PAGE OF AMENDED AND RESTATED LOAN AGREEMENT
(Portfolio)

G&E HC REIT II ALICE MOB, LLC,
a Delaware limited liability company

By: G&E HC REIT II Dixie-Lobo MOB Portfolio, LLC,
a Delaware limited liability company, its Sole Member

By: Grubb & Ellis Healthcare REIT II Holdings, LP,
a Delaware limited partnership, its Sole Member

By: Grubb & Ellis Healthcare REIT II, Inc.,

a Maryland corporation, its General Partner

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer
CARLSBAD SIGNATURE PAGE OF
AMENDED AND RESTATED LOAN AGREEMENT

(Portfolio)

G&E HC REIT II CARLSBAD MOB, LLC,
a Delaware limited liability company

By: G&E HC REIT II Dixie-Lobo MOB Portfolio, LLC,
a Delaware limited liability company, its Sole Member

By: Grubb & Ellis Healthcare REIT II Holdings, LP,
a Delaware limited partnership, its Sole Member

By: Grubb & Ellis Healthcare REIT II, Inc.,

a Maryland corporation, its General Partner

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer
HOBBS SIGNATURE PAGE OF AMENDED AND RESTATED LOAN AGREEMENT

(Portfolio)

G&E HC REIT II HOBBS MOB, LLC,
a Delaware limited liability company
By: G&E HC REIT II Dixie-Lobo MOB Portfolio, LLC,
a Delaware limited liability company, its Sole Member

By: Grubb & Ellis Healthcare REIT II Holdings, LP,
a Delaware limited partnership, its Sole Member

By: Grubb & Ellis Healthcare REIT II, Inc.,

a Maryland corporation, its General Partner

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer
HOPE SIGNATURE PAGE OF AMENDED AND RESTATED LOAN AGREEMENT

(Portfolio)

G&E HC REIT II HOPE MOB, LLC,
a Delaware limited liability company

By: G&E HC REIT II Dixie-Lobo MOB Portfolio, LLC,
a Delaware limited liability company, its Sole Member

By: Grubb & Ellis Healthcare REIT II Holdings, LP,
a Delaware limited partnership, its Sole Member

By: Grubb & Ellis Healthcare REIT II, Inc.,

a Maryland corporation, its General Partner

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer
LAKE CHARLES SIGNATURE PAGE OF
AMENDED AND RESTATED LOAN AGREEMENT

(Portfolio)

G&E HC REIT II LAKE CHARLES MOB, LLC,

a Delaware limited liability company

By: G&E HC REIT II Dixie-Lobo MOB Portfolio, LLC,
a Delaware limited liability company, its Sole Member

By: Grubb & Ellis Healthcare REIT II Holdings, LP,
a Delaware limited partnership, its Sole Member

By: Grubb & Ellis Healthcare REIT II, Inc.,

a Maryland corporation, its General Partner

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer
LUFKIN SIGNATURE PAGE OF AMENDED AND RESTATED LOAN AGREEMENT

(Portfolio)

G&E HC REIT II LUFKIN MOB, LLC,
a Delaware limited liability company

By: G&E HC REIT II Dixie-Lobo MOB Portfolio, LLC,
a Delaware limited liability company, its Sole Member

By: Grubb & Ellis Healthcare REIT II Holdings, LP,
a Delaware limited partnership, its Sole Member

By: Grubb & Ellis Healthcare REIT II, Inc.,

a Maryland corporation, its General Partner

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer
VICTORIA SIGNATURE PAGE OF AMENDED AND RESTATED LOAN AGREEMENT

(Portfolio)

G&E HC REIT II VICTORIA MOB, LLC,
a Delaware limited liability company

By: G&E HC REIT II Dixie-Lobo MOB Portfolio, LLC,
a Delaware limited liability company, its Sole Member

By: Grubb & Ellis Healthcare REIT II Holdings, LP,
a Delaware limited partnership, its Sole Member

By: Grubb & Ellis Healthcare REIT II, Inc.,

a Maryland corporation, its General Partner

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer
WHARTON SIGNATURE PAGE OF
AMENDED AND RESTATED LOAN AGREEMENT

(Portfolio)

G&E HC REIT II WHARTON MOB, LLC,
a Delaware limited liability company

By: G&E HC REIT II Dixie-Lobo MOB Portfolio, LLC,
a Delaware limited liability company, its Sole Member

By: Grubb & Ellis Healthcare REIT II Holdings, LP,
a Delaware limited partnership, its Sole Member

By: Grubb & Ellis Healthcare REIT II, Inc.,

a Maryland corporation, its General Partner

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer
AGENT AND LENDER SIGNATURE PAGE OF
AMENDED AND RESTATED LOAN AGREEMENT

(Portfolio)

LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION,
a Delaware corporation

By:/s/ Daniel Eppley
Name: Daniel Eppley
Its: Vice President

AGENT:

GENERAL ELECTRIC CAPITAL CORPORATION,

a Delaware corporation

By:/s/ Daniel Eppley
Name: Daniel Eppley
Its: Vice President